UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

Commission File Number	Exact Name of Registrant as Specified in Charter, State or Other Jurisdiction of Incorporation, Address of Principal Executive Offices, Zip Code and Registrant’s telephone number, including area code	IRS Employer Identification No.
1-10879	AMPHENOL CORPORATION	22-2785165
(A Delaware Corporation)
358 Hall Avenue
Wallingford, Connecticut
06492

Registrant’s telephone number, including the area code (203) 265-8900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 10, 2005, Amphenol Corporation (“Amphenol”) entered into an Asset and Stock Purchase Agreement (the “Asset Purchase Agreement”) with Teradyne, Inc., a Massachusetts corporation (“Teradyne”).  Under the terms of the Asset Purchase Agreement, Amphenol will purchase substantially all of the assets and assume certain of the liabilities of Teradyne’s backplane and connection systems business segment (“TCS”), including the stock of certain of its operating subsidiaries for U.S. $390,000,000, subject to a post-closing net asset value adjustment.

Consummation of the transaction is subject to various customary conditions, including receipt of required governmental approvals.  Amphenol will finance the purchase price for the acquisition of TCS through an increase in its revolving credit facilities.  The closing is expected to occur in the fourth quarter of 2005.

A copy of the Asset Purchase Agreement is included herein as Exhibit 2.1, and a copy of the press release issued by Amphenol dated October 10, 2005 announcing the execution of the Asset Purchase Agreement (the “Press Release”) is included herein as Exhibit 99.1.  Each of the Asset Purchase Agreement and the Press Release is incorporated herein by reference.  The representations and warranties in the Asset Purchase Agreement were made as of specific dates, are subject to important qualifications and limitations agreed to by Amphenol and Teradyne in connection with negotiating the terms of the Asset Purchase Agreement, and have been included in the Asset Purchase Agreement for the purpose of allocating risk between Amphenol and Teradyne rather than establishing matters as facts.  Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The foregoing description of the Asset Purchase Agreement and the description of the Asset Purchase Agreement in the Press Release is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.

This Current Report on Form 8-K contains statements intended as “forward-looking statements” within the meaning of the Securities Exchange of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws.  While Amphenol believes that such statements are reasonable, the actual results and effects, including with respect to  the acquisition of TCS, could differ materially from those currently anticipated.  Please refer to Part I, Item I of Amphenol’s Form 10-K for the year ended December 31, 2004 for some factors that could cause the actual results to differ from some estimates.  In providing forward-looking statements, Amphenol is not undertaking any duty or obligation to update these statements publicly or as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

2.1           Asset and Stock Purchase Agreement between Teradyne, Inc., on behalf of itself and the other Sellers named therein and Amphenol Corporation, on behalf of itself and the other Buyers named therein, dated October 10, 2005.  (Schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.)

99.1         Press Release issued by Amphenol Corporation dated October 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

AMPHENOL CORPORATION
(Registrant)

	By:	/s/ Diana G. Reardon
		Name:	Diana G. Reardon
		Title:	Senior Vice President
and Chief Financial Officer

Dated: October 10, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset and Stock Purchase Agreement between Teradyne, Inc., on behalf of itself and the other Sellers named therein and Amphenol Corporation, on behalf of itself and the other Buyers named therein, dated October 10, 2005. (Schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.)

99.1	Press Release issued by Amphenol Corporation dated October 10, 2005.